CUSIP No. 45781U103	13G	Page 13 of 13 Pages

Exhibit 1

Members of Group

Deer VIII & Co. Ltd.

Deer VIII & Co. L.P.

Bessemer Venture Partners VIII L.P.

Bessemer Venture Partners VIII Institutional L.P.

Deer Management Co. LLC